UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 1, 2008

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On January 1, 2008, LMI Aerospace, Inc. (the “Company”) entered into an Employment Agreement with each of the following individuals: Ronald S. Saks, Chief Executive Officer and President of the Company; Robert T. Grah, Vice President of Sheet Metal Operations of the Company; Lawrence E. Dickinson, Chief Financial Officer of the Company; and Michael J. Biffignani, Chief Information Officer of the Company (each an “Employee” and collectively, the “Employees”).

Each Employee’s employment agreement provides for an initial term of employment that commenced as of January 1, 2008 and expires on December 31, 2010.  By its terms, each employment agreement automatically renews for additional one-year periods, unless terminated by either the Employee or the Company by October 31 of the then current term.  Each employment agreement provides for an annual base salary and an annual performance bonus.  Such performance bonus will be payable if the Company’s annual net operating income for 2008 exceeds the lesser of $15,000,000 or 60% of the budgeted net annual operating income of the Company and for 2009 and 2010 if the Company exceeds 60% of the budgeted net annual operating income.  For purposes of these calculations, the annual net operating income of the Company and the budgeted net annual operating income of the Company will exclude, among other things, the annual net operating income of D3 Technologies, Inc., the Company’s recently acquired subsidiary.  The performance bonus, if earned, will equal five percent of the employee’s applicable base salary plus a specified percentage of the net income from operations, as indicated in the following chart:

Name	2008 Base Salary	2009 Base Salary	2010 Base Salary	Percentage of Net Income for Bonus Calculation
Ronald S. Saks	$285,516	$294,081	$302,903	0.750%
Robert T. Grah	$233,171	$240,166	$247,371	0.500%
Lawrence E. Dickinson	$212,353	$218,724	$225,286	0.400%
Michael J. Biffignani	$194,183	$200,008	$206,008	0.350%

Each employment agreement may be terminated upon: (i) the cessation of the business of the Company, (ii) the Employee’s unsatisfactory performance of his duties under the agreement, (iii) the death or permanent disability of the Employee, (iii) ten days written notice by the Company upon breach or default of the terms of the agreement the Employee, (v) the Employee’s giving 30 days written notice to the Company or (vi) an act of misconduct by the Employee.

If an Employee’s employment is terminated for any of the reasons set forth in clauses (iii) through (vi) above, such Employee will be entitled to receive accrued and unpaid base salary.  If an Employee’s employment is terminated by the Company for any other reason, the Company will provide to the Employee severance in an amount based upon his length of service with the Company.  The Company will also provide an Employee with severance pay if such Employee’s employment is terminated in conjunction with a change in the control of the Company or a sale of substantially all of the operating assets of the Company.

Additionally, pursuant to the authorization of the Compensation Committee of the Board of Directors of the Company, on January 1, 2008, the Company entered into restricted stock award agreements with certain employees of the Company, including those listed below, awarding that number of shares of restricted stock of the Company shown opposite their name:

Name	Number of Restricted Shares
Darrel E. Keesling, Chief Operating Officer	6,000
Robert T. Grah	5,000
Lawrence E. Dickinson	5,000
Michael J. Biffignani	3,500

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 3, 2007

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Secretary and Chief Financial Officer